SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 29, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing LCA-Vision centers are offering free post-operative eye exams to patients who have already undergone LASIK procedures, yet are unable to receive post-operative care due to the recently announced closings of a competitor's centers.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated March 29, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 30, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (Bvoss@lhai.com)
Alan H. Buckey, CFO	Zachary Bryant (Zbryant@lhai.com)
(513) 792-9292	(310) 691-7100
www.lasikplus.com	www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION OFFERS FREE POST-OPERATIVE CARE

TO PATIENTS IMPACTED BY COMPETITOR'S CLOSING

Affected Patients May Call 1-800-988-5129

CINCINNATI (March 29, 2001) - LCA-Vision, Inc. (Nasdaq NM: LCAV) (Easdaq: LCAV), a leading provider of value-priced laser vision correction services across the U.S., today announced that the Company's U.S. LasikPlus and Canadian LCA-Vision centers are offering free post-operative eye exams to patients who have already undergone LASIK procedures, yet are unable to receive post-operative care due to the recently announced closings of a competitor's centers.

"Proper post-operative care is as important as proper pre-operative care and the surgery itself," said Vincent Marino, M.D., a member of LCA-Vision's Medical Advisory Board who has personally performed more than 10,000 LASIK procedures. "We are taking this bold step to help ensure that patients impacted by a competitor's closing will have the opportunity to experience the tremendous benefits of laser vision correction, without unnecessary complications."

LCA-Vision has established a toll-free telephone number, 1-800-988-5129, for patients to schedule a complimentary post-operative eye exam at any of the value-priced LasikPlus or LCA-Vision centers across the U.S. and Canada. Alternatively, for those patients located in areas that are not readily accessible to one of the Company's centers, referrals will be made to physicians affiliated with LCA-Vision's extensive nationwide network of independent providers.

-continued-

"Unlike some competitors, LCA-Vision does not outsource pre-operative or post-operative patient care," said Tom Wilson, LCA-Vision CEO. "Our Company employs a staff of optometrists and ophthalmologists at each of its centers in order to control all aspects of patient care for optimal clinical outcomes and superior customer service."

Commenting on competitor closings, Wilson said, "Yesterday, Lasik Vision Corporation, a subsidiary of ICON Laser Eye Centers, announced that it was temporarily suspending operations at all locations in the U.S. and Canada as a result of being unable to meet payroll obligations. This action could leave many patients without access to necessary post-operative treatment, and potentially confused consumers regarding that company's Lasik Vision and our company's LasikPlus brands."

Wilson noted that at December 31, 2000, LCA-Vision had $28.3 million in cash and short-term investments, and that cash flow from operations during the year are expected to be sufficient to fund current operations as well as planned new center openings.

LCA-Vision, a leading provider of laser vision correction services across the U.S., owns and operates 33 LasikPlus value-priced laser vision correction facilities in the U.S., as well as one center in Canada and one in Europe.

For additional information, please visit the Company's Website at www.lasikplus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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